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                                                                EXHIBIT 10.11

                                        mdbs
                           Micro Data Base Systems, Inc.
                             Business Partner Agreement

This Agreement is between Fourth Shift Corporation (hereinafter referred to as "Customer") and Micro Data Base Systems, Inc. (hereinafter referred to as "mdbs").

WHEREAS: Customer desires to become a Business Partner of mdbs by fulfilling the requirements thereof; and

WHEREAS: the parties have entered into a Tailored Technical Service Agreement and a Cooperative Sales Support Agreement, copies of which are attached hereto; and

WHEREAS: the parties recognize the benefits and responsibilities associated with this Business Partner relationship.

THEREFORE, for due consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   ENTITLEMENTS AND OBLIGATIONS
     a) Customer shall be accorded the status of Business Partner and shall be entitled to all the rights and privileges thereof.
     b) Customer shall receive Business Partner Pricing, as defined in Addendum I of this Agreement, provided Customer is in full compliance with the terms of this Agreement, the Tailored Technical Services Agreement, and the Cooperative Sales Support Agreement.
     c) In order to be a Business Partner, Customer must be a licensed end user of mdbs Development System software.
     d) Customer agrees that the contents of this Agreement and its Addenda, and any extensions or modifications thereto, shall be held in strict confidence and not released to any third party without the prior written consent of mdbs, or as required by a court of competent jurisdiction. This obligation shall survive termination of this Agreement.

2.   TERM
     a)  The term of this Agreement is July 1, 1997 through June 30, 1999.
     b) mdbs shall have the right to terminate this Agreement in the event of a breach by Customer by giving Customer written notice of termination. This Agreement shall also terminate upon the termination or expiration of either the Tailored Technical Services Agreement, or the Cooperative Sales Support Agreement. A breach by Customer under either the Tailored Technical Services Agreement or the Cooperative Sales Support Agrement shall constitute a breach hereunder, and in such event mdbs shall have the right to terminate this Agreement upon written notice to Customer. A breach or termination of any of Customer's End User or Runtime Distribution License Agreements shall also constitute a breach hereunder, and in such event mdbs shall have the right to terminate this Agreement upon written notice to Customer.
     c) Upon termination of this Agreement, for any reason, all rights and privileges of Customer regarding this Business Partner Agreement, including but not limited to Business Partner pricing, shall cease immediately, and mdbs' then current list prices, with no quantity or other discounts, shall apply to any and all transactions from and after the date of breach giving rise to mdbs' right to terminate. All outstanding obligations of the parties existing at the time of any such termination shall remain in full force and effect. Upon termination, Customer will remit any appropriate price adjustments, including that for any unused tokens. Any End User License Agreement or Runtime Distribution License Agreement shall remain in full force and effect unless and until terminated pursuant to those agreements.
     d) In the event that termination of this Agreement is the result of non-payment, violation of licensing agreements, or any other breach of applicable agreements, mdbs will be entitled to all available damages and remedies provided under all applicable agreements, and as otherwise provided by law, including reimbursement for reasonable attorney's fees and enforcement costs.

3.   MISCELLANEOUS
     a) No employment, joint venture, partnership or agency relationship is created by this Agreement. Customer has no right or authority to bind mdbs to any obligation or in any other manner. This Agreement is governed by the laws of the State of Indiana, the United States and the Universal Copyright Convention. Disputes, claims, and litigation under this Agreement shall be subject to the exclusive venue and jurisdiction of a court of competent authority in Tippecanoe County in Indiana. This Agreement, the Tailored Technical Services Agreement, and the Cooperative Sales Support Agreement represent the entire agreement between the parties regarding the subject matter pertaining hereto; no verbal representations are binding; any amendment to this Agreement must be signed by both parties to be of any force or effect.
     b) If any provision of this Agreement (or portion thereof) is determined to be invalid or unenforceable, the remaining provisions of this Agreement shall not be affected thereby and shall be enforceable as though said invalid or unenforecable provision (or portion thereof) is not contained in this Agreement. The failure of either party to this Agreement to insist upon the strict performance of any of the provisions contained herein shall in no way constitute a waiver by either in the performance of or compliance with any of the terms and conditions set forth in this Agreement.
     c) This Agreement may not be assigned without the prior written consent of mdbs, which such consent will not be unreasonably withheld. mdbs reserves the right to assign this Agreement.

Signed:  Fourth Shift Corporation      Micro Data Base Systems, Inc.

/s/ DAVID G. LATZKE   August 22, 1997  /s/ CAROL A. MALLETT   September 3, 1997
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Signature and Date                     Signature and Date

David G. Latzke   VP & CFO             Carol A. Mallett  Contract Administrator
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Name and Title                         Name and Title